EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SiRF Technology Holdings, Inc. 2004 Stock Incentive Plan and SiRF Technology Holdings, Inc. 2004 Employee Stock Purchase Plan, of our report dated January 26, 2005 with respect to the consolidated financial statements and schedule of SiRF Technology Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
March 22, 2005